IBIT 32.1:  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

         In connection with the accompanying Quarterly report on Form 10-Q of Perf-Go Green Holdings, Inc. for the quarter and three months ended June 30, 2009, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly report on Form 10-Q for the quarter and nine months ended June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such Quarterly report on Form 10-Q for the quarter and nine months ended June 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of Perf-Go Green Holdings, Inc.

August 19, 2009	/s/ Anthony Tracy
Name: Anthony Tracy
Title: President (principal executive officer)